Exhibit 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, and Rockwell Automation Retirement Savings Plan for Represented Hourly Employees.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	September 5, 2007

/s/ Betty C. Alewine	Director	September 5, 2007
Betty C. Alewine

/s/ Verne G. Istock	Director	September 5, 2007
Verne G. Istock

/s/ Barry C. Johnson	Director	September 5, 2007
Barry C. Johnson

/s/ William T. McCormick William T. McCormick, Jr.	Director	September 5, 2007

/s/ Bruce M. Rockwell Bruce M. Rockwell	Director	September 5, 2007

Signature	Title	Date

/s/ David B. Speer David B. Speer	Director	September 5, 2007

Joseph F. Toot, Jr.	Director	September___, 2007

Kenneth F. Yontz	Director	September ___, 2007

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	September 5, 2007

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	September 5, 2007

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	September 5, 2007

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